UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 2, 2015

BBX CAPITAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Florida	001-13133	65-0507804
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification Number)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 940-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On April 2, 2015, in connection with the commencement by BFC Financial Corporation (“BFC”) of its tender offer (the “Tender Offer”) to acquire up to 4,771,221outstanding shares of BBX Capital Corporation’s (the “Company”) Class A common stock (including the associated preferred share purchase rights) (“Class A Common Stock”), the Board of Directors of the Company caused the Company to enter into, with American Stock Transfer & Trust Company, LLC (“AST”), as rights agent, an Amendment No. 2 (the “Rights Amendment”) to that certain Rights Agreement, dated as of February 7, 2013 and as amended, between the Company and AST (the “Rights Agreement”).

The effect of the Rights Amendment is to permit the Tender Offer to occur without triggering any distribution or other event under the Rights Agreement. In particular, (i) the Rights Agreement shall be inapplicable to the Tender Offer and the purchase of shares contemplated thereby, (ii) neither BFC nor any of its affiliates will be an Acquiring Person (as such term is defined in the Rights Agreement) pursuant to the Rights Agreement as a result of the announcement, commencement, extension or the acquisition of shares of the Class A Common Stock in accordance with the terms and conditions of the Tender Offer, (iii) a Distribution Date and a Stock Acquisition Date (as such terms are defined in the Rights Agreement) will not occur as a result of the announcement, commencement, extension or the acquisition of shares of the Class A Common Stock in accordance with the terms and conditions of the Tender Offer and (iv) the Rights will neither separate from the certificates representing shares of common stock of the Company nor be adjusted or become exercisable as a result of the announcement, commencement, extension or the acquisition of shares of the Class A Common Stock in accordance with the terms and conditions of the Tender Offer.

The description of the Rights Amendment set forth in this Item 3.03 is not complete and is qualified in its entirety by reference to the full text of the Rights Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The Rights Agreement was previously filed with the United States Securities and Exchange Commission (the “SEC”) as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 7, 2013 and Amendment No. 1 to the Rights Agreement was previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 13, 2013.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

4.1	Amendment No. 2 to Rights Agreement, dated April 2, 2015, by and between the Company and American Stock Transfer & Trust Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BBX Capital Corporation

Date: April 2, 2015	By:	/s/ Raymond Lopez
	Name:	Raymond Lopez
	Title:	Chief Financial Officer

Exhibit Index

Number	Description

4.1	Amendment No. 2 to Rights Agreement, dated April 2, 2015, by and between the Company and American Stock Transfer & Trust Company, LLC